UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2017

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

87 Cambridgepark Drive

Cambridge, MA 02140

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 621-8097

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On December 18, 2017, Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”), completed the previously disclosed conversion and repurchase, as applicable, of its outstanding shares of redeemable convertible preferred stock (the “Redeemable Convertible Preferred Stock”). As a result of this transaction, no shares of the Company’s Redeemable Convertible Preferred Stock remain outstanding. On December 29, 2017, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination of the Redeemable Convertible Preferred Stock (the “Certificate of Elimination”) attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Elimination eliminates from the Company’s Certificate of Incorporation all matters set forth in the Certificate of Designation of Redeemable Convertible Preferred Stock previously filed with the Secretary of State of the State of Delaware, which established and designated the Redeemable Convertible Preferred Stock and the rights, powers, preferences, privileges and limitations thereof.

The foregoing description of the Certificate of Elimination is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 8.01.	Other Events.

Following the completion of the previously disclosed public offering of the Company’s common stock and the conversion and repurchase described above and as of the date of this Current Report on Form 8-K, the Company has 51,641,738 shares of common stock outstanding and no shares of Redeemable Convertible Preferred Stock outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination of the Redeemable Convertible Preferred Stock, dated as of December 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICERNA PHARMACEUTICALS, INC.

Date: December 29, 2017	By:	/s/ Douglas M. Fambrough, III.
Douglas M. Fambrough, III., Ph.D.
Chief Executive Officer